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(SUBLEASED PREMISES: 6,116 sq. ft. of office space located at: 1900 East Gulf
                     Road, Suite 1200, Schaumburg, Illinois 60173)

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT ("Sublease") is entered into as of this 20th day of April, 2000, by and between PHILIPS MEDICAL SYSTEMS NORTH AMERICA COMPANY, a division of Philips Electronics North America Corporation, a Delaware corporation ("Sublessor") with offices at 710 Bridgeport Avenue, Shelton, Connecticut 06484 and EBIX.COM, INC., a Delaware corporation with offices at 5 Concourse Parkway, Suite 3200, Atlanta, Georgia ("Sublessee").

                            INTRODUCTORY STATEMENTS

A.   By a certain Lease Agreement dated September 26, 1996, amended by Rider 1:
Commencement Date Agreement and Rider 2: Additional Lease Provisions, (collectively the "Prime Lease") by and between Metropolitan Life Insurance Company (the "Prime Landlord"). Prime Landlord leased to Sublessor certain space in the building known as 1900 East Golf Road, Schaumburg, Illinois 60173, (hereinafter referred to as "the Building"). By Assignment of Lease ("Assignment") dated September 6, 1996, the Prime Lease was then purchased by Great Lakes REIT, L.P., a Delaware limited partnership effective December 27, 1996. By way of such purchase, Great Lakes REIT, L.P. is referred hereafter as "the Prime Landlord".

B. Whereas Sublessor has agreed to sublet to Sublessee and Sublessee has agreed to sublet from the Sublessor premises consisting of approximately 6,116 square feet of office space at 1900 East Golf Road, Suite 1200, Schaumburg, Illinois ("the Subleased Premises").

C. The parties desire to enter into this Sublease defining their respective rights, duties and liabilities relating to the Subleased Premises (defined below).

                              W I T N E S S E T H:

NOW THEREFORE, Sublessor and Sublessee, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

1.   DEFINITIONS

     All terms not expressly defined in this Sublease Agreement shall have the meanings given to them in the Prime Lease and floor plan (attached hereto as EXHIBIT A). The Subleased Premises are the Premises set forth in the Prime Lease.

2.   PRIME LANDLORD

     Sublessee agrees to look solely to Prime Landlord, and not to Sublessor, for the performance of all services and obligations of Prime Landlord under the Prime Lease with respect to the Subleased Premises. At Sublessee's expense and request, Sublessor will take all reasonable actions necessary to enable Sublessee to enforce the Sublessor's rights as Tenant under the Prime Lease with respect to the Subleased Premises.

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3.   SUBLEASE

     Sublessor, for and in consideration of the Sublessee's payment of rent and performance of the covenants contained in this Sublease, does hereby demise and lease the Subleased Premises to Sublessee.

4.   TERM

     The term of this Sublease (the "Term") shall be for a period of approximately 20 months commencing on April _, 2000, (the "Sublease Commencement Date") and ending no later than December 31, 2001. A Commencement Date Letter Agreement shall be signed to represent the first effective day the Sublease begins.

5.   RENT

     The monthly rent during the Term hereunder shall accrue at the fixed rate of Fifteen ($15.00) Dollars per rentable square foot (6,116 square feet).

     The monthly rent shall be payable in advance on the first day of each calendar month during the Term in monthly installments of Seven Thousand Six Hundred Forty Five ($7,645.00) Dollars. The monthly rent payable by Sublessee includes charges for operating expenses and real estate taxes and any other services being supplied to the Subleased Premises by the Prime Landlord.

     All Rent shall be payable at the office of the Sublessor at the following address:

             Philips Medical Systems North America Company
             710 Bridgeport Avenue
             Shelton, Connecticut 06484
             Attention: Mr. Don Slater, Finance Department

     or at such other address as directed by notice from Sublessor to Sublessee.

     Sublessee shall be responsible to pay any and all utility charges.

6.   PRIME LEASE

     A true copy of the Prime Lease (with certain financial provisions deleted for reasons of confidentiality) is attached hereto as EXHIBIT A. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises, and all of the terms and conditions of the Prime Lease, except as otherwise set forth herein, are hereby incorporated into this Sublease and shall be binding upon Sublessee with respect to the Subleased Premises to the same extent as if Sublessee were named as Tenant and Sublessor as Landlord under the Prime Lease.

     For purposes of this Sublease, references in the Prime Lease to the "term" shall mean the term of this Sublease and references to the "Premises" in the Prime Lease shall mean the Subleased Premises.

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     Each party agrees that it shall not do or omit to do anything which would result in a default under the Prime Lease, and each party agrees to defend, indemnify and hold the other harmless from and against all claims, demands or liabilities resulting from such party's breach, violation or nonperformance of any of its obligations under the Prime Lease, as incorporated herein.

7.   SECURITY DEPOSIT

     Sublessee agrees to deposit with Sublessor an amount equal to four (4) months rent ($30,580.00) upon execution of this Sublease as security for Sublessee's faithful performance of Sublessee's obligations hereunder. Interest at a commercially reasonable rate shall be paid to Sublessee on a quarterly basis by Sublessor.

     If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within fifteen
     (15) days after the Term has expired, or Sublessee has vacated the Subleased Premises, and if any final adjustment pursuant to Articles Eight and Thirteen hereof of the Prime Lease have been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.   ALTERATIONS

     Sublessee shall not make any alterations, (structural or otherwise), improvements or installations in or to the Subleased Premises without the prior written consent of the Sublessor which shall not be unreasonably withheld or delayed. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and in those instances, if required, shall be subject to the Prime Landlord's approval as provided in the Prime Lease. Any alterations, improvements or installations consented to by Sublessor shall be made by at the sole cost and expense of Sublessee. (SEE: EXHIBIT B DESCRIBING SUBLESSEE'S ALTERATIONS)

9.   REPAIRS AND ORDINARY MAINTENANCE

     Any repair and maintenance obligations with respect to the Subleased Premises, which pertains to Sublessee's particular manner of use and occupancy, as Tenant under the Prime Lease, shall be performed by Sublessee at Sublessee's sole cost and expense. Sublessee agrees that it will notify Sublessor promptly of the need for any repair to the Sublease Premises, even if Sublessor is not responsible for any such repair. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that the Prime Landlord is obligated to repair under the terms of the Prime Lease, Sublessee shall so advise Sublessor, and Sublessor, in turn, shall promptly advise Prime Landlord thereof. Sublessor shall have no liability to Sublessee for Prime Landlord's failure to make any such repair.

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10.  UTILITIES AND SERVICES

     Sublessee shall be entitled to all those services and utilities which Prime Landlord is required to provide under the terms of the Prime Lease. Sublessee shall look solely to the Prime Landlord for the provision of such services and utilities, and Sublessor shall not be responsible for Prime Landlord's failure to provide the same nor shall any such failure constitute an abrogation of any other terms or conditions of this Sublease.

11.  ASSIGNMENT AND SUBLEASING

     Sublessee shall not have the right to assign this Sublease or sublet the Subleased Premises, in whole or in part without the prior written consent of Sublessor and Prime Landlord in their sole discretion.

12.  INSURANCE

     If Prime Landlord agrees to lower the combined single limit required under the CGL coverage to $2 million dollars, such reduction in the insurance requirement shall apply as Sublessee's insurance. If Prime Landlord does not agree to lower the combined single limit required under the CGL coverage, Sublessee agrees to comply with all of the insurance requirements and obligations of Sublessor as set forth in the Prime Lease in Article Sixteen and shall name both Sublessor and Prime Landlord as additional insureds on any required insurance policies.

13.  ARBITRATION

     Any controversy or claim arising out of or relating to this Lease, or the breach thereof, shall be settled by arbitration in accordance with the Arbitration Rules for the Real Estate Industry of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. The arbitration proceeding shall take place in the state of Illinois. Notwithstanding any other provision of this Agreement, each party shall have the right, at any time after commencement of an arbitration proceeding hereunder and prior to entry of judgment on any award rendered hereunder, to apply to any court of competent jurisdiction for preliminary relief. Any costs incurred from such arbitration shall be paid equally by both parties.

14.  COMPLIANCE WITH LAWS

     Sublessee shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and municipal Governments and of any and all of their Departments and Bureaus applicable to the use and occupancy of the Subleased Premises by Sublessee.

     If Sublessee shall fail or neglect to comply with the aforesaid legal requirements, or if Sublessee shall fail or neglect to make any repairs required by the terms of this Sublease, then Sublessor or its agents may (but shall not be obligated to) with ten (10) days prior written notice to Sublessee (or less if required by law or emergency) enter the Subleased Premises and take such actions as necessary to cure the breach or condition and comply with any and all of the said legal requirements, at the cost and expense of Sublessee; and in case of Sublessee's failure to pay therefor, the said cost and expense shall be added to the next month's Rent and be due and payable as such.

15.  LIMITATIONS ON SUBLESSOR'S LIABILITY

     Sublessee acknowledges that Sublessor has made no representations or warranties with respect to the Building or the Subleased Premises except as provided in this Sublease and Sublessee accepts the Subleased Premises in "AS IS" condition.

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     If Sublessor assigns its leasehold estate in the Building, Sublessor shall have no obligation to Sublessee that arises after that assignment. Sublessee shall then recognize Sublessor's assignee as Sublessor of this Sublease.

     Sublessor shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease, and insofar as any of the obligations of the Sublessor hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Sublessee shall rely on and look solely to the Prime Landlord for the performance thereof.

     Sublessor shall defend, indemnify and hold Sublessee harmless from claims by Prime Landlord arising from Sublessee's assumption of Sublessor's obligations as Tenant under the Prime Lease, to the extent that Sublessor has expressly retained with regard to Sublessee, those rights and obligations of Tenant under the Prime Lease. For any such claim, Sublessor shall defend or pay all reasonable costs, attorney's fees, expenses, and liabilities, or both.

     Any useable items of furniture that Sublessor leaves behind, after the start of this Sublease, are considered abandoned, and become the property of the Sublessee. All non-useable items of furniture that must be discarded become the responsibility of the Sublessee, to the extent that the Sublessee shall pay all costs associated with the removal or disposal of said items, subject to reimbursement by Sublessor.

     If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Subleased Premises, Sublessee shall have the right, at Sublessee's expense and upon prior notice to Sublessor, and in the name of Sublessor to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord's obligations thereunder. Sublessee shall defend, indemnify and hold Sublessor harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from or is alleged to arise out of or result from Sublessee's exercise of its rights under this Paragraph.

16.  SUBORDINATION

     This Sublease shall be subject and subordinate to the Prime Lease, any ground lease and to any mortgage or deed of trust thereon or on the fee simple interest in the Building or the land on which the Building is located.

17.  CASUALTY AND CONDEMNATION

     If the Prime Lease is terminated with respect to the Subleased Premises pursuant to the provisions of the Prime Lease, this Sublease shall automatically terminate at the same time and Sublessee shall have no claim against Sublessor or Prime Landlord for the loss of its subleasehold interest or any of Sublessee's property.

     If Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation, the provisions of the Prime Lease with respect to casualty or condemnation shall apply to this Sublease and the Subleased Premises.

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18.  CONSENT OR APPROVAL FROM PRIME LANDLORD

     If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Sublessee shall be required first to obtain the consent or approval of Sublessor with respect thereto and, if Sublessor grants such consent or approval, Sublessor or Sublessee may forward a request for consent or approval to the Prime Landlord, but Sublessor shall not be responsible for obtaining such consent or approval. Sublessor shall have no liability to Sublessee for the failure of Prime Landlord to give its consent.

19.  NOTICES

     All notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postage paid envelope or by nationally recognized overnight delivery service as follows:

     TO SUBLESSEE:                TO SUBLESSOR:
     ebix.com, Inc.               Philips Medical Systems North America Company
     1900 East Golf Road          710 Bridgeport Avenue
     Suite 1200                   Shelton, Connecticut 06484
     Schaumburg, IL 60173         Attn: Law Department & Mr. Harvey Place, VP
     Attn: ______________________
                                  (with a copy to)

                                  Mr. Ken Mason
                                  Regional Vice President, Operations
                                  Philips Medical Systems North America Company 1360 West Hamilton Parkway
                                  Itasca, IL 60143

     It is understood and agreed that unless specifically modified by this Sublease, Sublessor shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease plus five (5) days and shall be entitled to give Sublessee the amount of notice required to be given Tenant under the Prime Lease. All notices shall be deemed given pursuant to the terms of Article 24 herein. In no case will the five (5) additional days be used to prejudice the Sublessee's rights under the Prime Lease.

     Either party by notice to the other may change or add persons and places where notices are to be sent or delivered.

20.  BROKERS AND COMMISSION

     Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: Cushman & Wakefield, (who represents Sublessor), and Julien J. Studley, Inc., (who represents Sublessee).

     Upon execution of this Sublease, and executed consent thereto by Prime Landlord, Sublessor shall pay broker commissions in connection with this Sublease transaction as follows: (a) Cushman & Wakefield: 4% of the first year of rent received ($3,669.60) and 1.5% of the rent for the remaining term of the Sublease ($1,032.75); and (b) Julien J. Studley, Inc.: 8% of the first year of rent received ($7,339.20) and 3% of the rent received for the remaining term of the Sublease ($2,064.15).

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21.  SUBLESSOR'S AND SUBLESSEE'S POWER TO EXECUTE

     Sublessor (subject to Prime Landlord's consent) and Sublessee covenant, warrant and represent that they have full power and proper authority to execute this Sublease.

22.  CONSENT TO SUBLEASE BY PRIME LANDLORD

     This Sublease shall not become operative until and unless the Prime Landlord has given to Sublessor its consent hereto. Sublessor shall not be responsible for Prime Landlord's failure to consent to this Sublease. Should Prime Landlord not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

23.  QUIET ENJOYMENT

     Provided Sublessee is not in material breach or default of the Sublease, Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the Term hereof subject to the provisions and conditions of this Sublease.

24.  GOVERNING LAW

     This Sublease shall be governed and construed in accordance with the law of the State of Illinois, without regard to the principles of choice of law.

25.  ENTIRE AGREEMENT

     This Sublease (which includes each of the Exhibits attached hereto) contains the entire Agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which
     (a) shall expressly refer to this Sublease and (b) shall be executed by the party against whom enforcement of the change, modification, termination, discharge or waiver shall be sought.

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.

SUBLESSOR:                              SUBLESSEE:

PHILIPS MEDICAL SYSTEMS                 EBIX.COM, INC.
NORTH AMERICA COMPANY
a division of Philips Electronics
North America Corporation

/s/ David J. Marlow                     /s/ R.J. Baum
------------------------------          ------------------------------------
David J. Marlow
Chief Financial Officer,
Vice President, Finance

Date                                    Date 4/20/00
    --------------------------              --------------------------------

/s/ Harvey Place
------------------------------
Harvey Place
Vice President, Operations

Date 4-7-00
    --------------------------

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                     CONSENT TO SUBLEASE BY PRIME LANDLORD

Prime Landlord's signature (indicated below) shall serve as acceptance, consent and approval of this Sublease Agreement, waiver of issues described in Article 10 of the Prime Lease with respect to this Sublease only and approval of Sublessee's Alterations attached hereto as EXHIBIT B.


                                      PRIME LANDLORD:

                                      GREAT LAKES REIT, L.P.

                                      By: Great Lakes REIT, its general partner

                                      /s/ Kim S. Mills
                                      ----------------------------------
                                                  Kim S. Mills, RPA
                                      Title  Senior V.P., Leasing
                                           -----------------------------

                                      Date 4/20/00
                                          ------------------------------

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                    (DESCRIPTION OF SUBLESSEE'S ALTERATIONS)

(A) TELEPHONE INSTALLATION: Sublessee will be using Midwest Telecom, located in Michigan for its telephone installation. Some of the existing wiring may be useful, however, additional wire will need to be installed.

(B) COMPUTER INSTALLATION: Sublessee will be using Lagare Enterprises, located in Illinois, in addition to its own technical staff for computer installation. Some existing wiring may be useful, however, additional wire may need to be installed.

(C) CONSTRUCTION: Some minor work will need to be performed, and Sublessee will consider the Prime Landlord's suggestion regarding this. The following will need to be done:

               (1)  Removal of the back receptionist desk.

               (2) Construction of a couple of short, divider walls to create some additional workspace.

               (3) Removal of the Philips sign, installation of an ebix.com, Inc. sign, and painting and patching where needed.

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